                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         First United Bancshares, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

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

                         FIRST UNITED BANCSHARES, INC.
                           EL DORADO, ARKANSAS 71730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 1995

To The Stockholders of First United Bancshares, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of First United Bancshares, Inc. ("the Company") will be held in the First National Building, El Dorado, Arkansas, on Tuesday, May 23, 1995, at 2:00 p.m. Central Daylight Time, for the following purposes:

     (1) To elect the board of directors who will serve until the next annual meeting of stockholders;

     (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company until the next annual meeting of stockholders;

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on March 14, 1995 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Company's stock transfer books will not be closed. Stockholders are cordially invited to attend the Annual Meeting in person.

                                            By Order of the Board of Directors

                                            /s/ ROBERT G. DUDLEY
                                            ROBERT G. DUDLEY
                                            Secretary

El Dorado, Arkansas
April 14, 1995

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                     INDEX

                                                                                        PAGE
                                                                                        ----
SOLICITATION OF PROXY.................................................................    1
REVOCATION OF PROXY...................................................................    1
VOTING RIGHTS OF THE COMPANY'S SECURITIES
  General.............................................................................    1
  Cumulative Voting for Election of Directors.........................................    1
  Method of Voting....................................................................    2
  Outstanding Voting Securities and Principal Holders Thereof.........................    2
ELECTION OF DIRECTORS
  General.............................................................................    3
  Vote Required For Election..........................................................    3
  Nominees for Directors..............................................................    3
  Director Nomination and Qualification...............................................    6
  Meetings and Committees of the Board................................................    6
  Compensation of Directors...........................................................    7
  Compliance with Section 16(a) of the Securities and Exchange Act of 1934............    7
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS...................................    7
EXECUTIVE COMPENSATION
  Report of Compensation, ESOP and Benefits Committee
     Compensation Policy..............................................................    8
     Measures of Performance..........................................................    8
     1994 Executive Compensation......................................................    8
     Compensation of Chief Executive Officer..........................................    9
  Stock Performance...................................................................   10
  Compensation of Management..........................................................   10
  Security Ownership of Executive Officers............................................   13
  Option Grants in 1994...............................................................   14
  Option Exercises in 1994 and 1994 Year-End Option Values............................   14
  Severance Agreement.................................................................   15
TRANSACTIONS WITH MANAGEMENT AND OTHERS...............................................   15
ANNUAL REPORT.........................................................................   17
OTHER MATTERS.........................................................................   17
STOCKHOLDER PROPOSALS.................................................................   17

                         FIRST UNITED BANCSHARES, INC.
                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 1995

                            SOLICITATION OF PROXIES

     Each holder of record of Common Stock of First United Bancshares, Inc. ("the Company") as of the close of business on March 14, 1995 ("Record Date"), is entitled to vote at the Annual Meeting of Stockholders to be held in the First National Bank Building, Main and Washington Streets, El Dorado, Arkansas on Tuesday, May 23, 1995 at 2:00 p.m., and any adjournment thereof (the "Meeting"). A proxy card is enclosed for use at such Meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company and the proxy is solicited on behalf of the Board of Directors of the Company.

     This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 14, 1995. Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors or regular employees of the Company who will not be specially compensated for such additional solicitation, if necessary. All expenses incurred in such solicitation, including the reimbursement of certain fiduciaries for expenses incurred by them in forwarding the proxy solicitation materials to the beneficial owners of the Company's Common Stock held of record by such fiduciaries, will be borne by the Company.

                              REVOCATION OF PROXY

     The Company encourages the personal attendance of stockholders at the Meeting, and the giving of the Proxy does not preclude the right to vote in person should the person giving the Proxy so desire. THE PERSON GIVING THE PROXY HAS THE POWER TO REVOKE THE SAME BEFORE THE PROXY IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION PRIOR TO THE ANNUAL STOCKHOLDERS MEETING TO ROBERT G. DUDLEY, SECRETARY, AT FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730. FURTHERMORE, A PROXY WILL BE SUSPENDED IF THE STOCKHOLDER WHO EXECUTED IT IS PRESENT AT THE MEETING AND ELECTS TO VOTE IN PERSON.

                   VOTING RIGHTS OF THE COMPANY'S SECURITIES

GENERAL

     The Common Stock of the Company is its only class of voting securities. At the Meeting, each Stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on March 14, 1995. On the Record Date, there were outstanding and entitled to vote 5,158,772 shares of Common Stock. The stock transfer books of the Company will not be closed.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

     With respect to the election of directors, every Stockholder of the Company has cumulative voting rights. Such rights provide that every Stockholder entitled to vote at such election should have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees as the Stockholder may desire. IF A STOCKHOLDER DESIRES TO EXERCISE HIS CUMULATIVE VOTING RIGHTS, THAT STOCKHOLDER OR HIS DULY APPOINTED REPRESENTATIVE MUST ATTEND THE MEETING AND VOTE IN PERSON.

METHOD OF VOTING

     The enclosed Proxy Card provides a method for Stockholders to withhold authority to vote for any one or more of the nominees while granting authority to the proxies to vote for the remaining nominees. The names of all nominees are listed on the Proxy Card. If you wish to grant the proxies authority to vote for all nominees, check the box marked "FOR" above the names of the nominees. If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY" above the names of the nominees. If you wish your shares to be voted for some nominees and not for one or more of the nominees, indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through such name(s). The Board of Directors anticipates that this method of electing directors will make the voting process more meaningful to the Stockholders of the Company.

     The enclosed Proxy Card also provides a method for Stockholders to abstain from voting on each matter. By abstaining, shares will not be voted for or against such particular matter but will be counted for quorum purposes. If you wish to abstain from voting on any matter, check the box marked "ABSTAIN". While there may be instances in which a Stockholder will wish to abstain, the Board of Directors encourages all Stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on March 14, 1995, the record date for the Meeting, the Company had issued and outstanding 5,158,772 shares of $1.00 Par Value, Common Stock. Listed in the following table are those Stockholders known to the Company's management, as of March 14, 1995, who own beneficially 5% or more of the Company's Common Stock.

                                  NAME AND ADDRESS            AMOUNT AND NATURE
        TITLE OF CLASS          OF BENEFICIAL OWNER        OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
    ----------------------  ----------------------------   -----------------------    ----------------
    Common Stock,           Warren A. Stephens Trust;               795,843(1)              15.43%
      Par Value $1.00       the W.R. Stephens, Jr.
                            Revocable Trust; the W.R.
                            Stephens, Jr. Trust; the
                            W.R. Stephens Trust; the
                            Elizabeth Ann Stephens
                            Campbell Revocable Trust;
                            Jackson T. Stephens; and
                            Stephens Group, Inc.(1) 111
                            Center Street, Suite 2400
                            Little Rock, Arkansas 72201

- ---------------

NOTE:

(1) All shares, except as described below, are held in trust and administered by the Bank of New York. The trust was created and the shares deposited therein upon the consummation of the merger by and between the Company and InvestArk Bankshares, Inc. on June 14, 1994. The shares are voted, by the trustee, in proportion to the percentage of shares of the Company's Common Stock voted for or against any proposal brought before the Stockholders of the Company. However, any abstention from voting the Company's Common Stock is not counted in computing the above described percentage. The W. R. Stephens Trust beneficially owns 207,884 shares of the Company's Common Stock, included in the above total, which is voted separately by its trustee and equals 3.95% of the issued and outstanding shares of the Company's Common Stock. Also, the W. R. Stephens, Jr. Trust beneficially owns 2,100 shares of the Company's Common Stock, included in the above total, which is voted separately by its own trustee, and equals .04% of the issued and outstanding shares of the Company's Common Stock.

                             ELECTION OF DIRECTORS

GENERAL

     At the Meeting, nineteen (19) directors, constituting the entire Board of Directors of the Company, will be elected to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Should any of the nominees listed below become unavailable for election for any reason, presently unknown, or be unable to serve, the persons named as proxies in the enclosed Proxy Card will vote for the election of such other person or persons as the Board of Directors may recommend.

     If the enclosed Proxy Card is duly executed, dated and received in time for the Meeting, it will be voted in accordance with the instructions of the stockholder(s). IF NO INSTRUCTIONS ARE INDICATED, THEN IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED THEREBY TO ELECT THE NINETEEN PERSONS NOMINATED FOR ELECTION AS DIRECTORS OF THE COMPANY.

VOTE REQUIRED FOR ELECTION

     THE ELECTION OF EACH DIRECTOR WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED, EITHER IN PERSON OR BY PROXY, AT THE ANNUAL MEETING.

NOMINEES FOR DIRECTORS

     The following table represents certain information with respect to each nominee for director of the Company, naming them, and certain information as to all nominees for director of the Company as a group, without naming them, and beneficial ownership of the Company's Common Stock for all nominees for director and executive officers as a group as of February 1, 1995.

                                                                          AMOUNT AND
                                                                          NATURE OF           PERCENT
                  NAME AND BUSINESS                           DIRECTOR    BENEFICIAL            OF
                      EXPERIENCE                        AGE   SINCE(1)   OWNERSHIP(2)          CLASS
- ------------------------------------------------------  ---   --------   ------------         -------
E. Larry Burrow(3)....................................  60      1983         20,020(4)           .39%
  Plant Manager of Partee Flooring Mill,
  Oil and Timber Investments, principally
  engaged in Oil and Gas Production

Claiborne P. Deming(5)................................  40      1987        119,060(6)          2.31%
  Director, President and Chief Executive
  Officer of Murphy Oil Corporation,
  principally engaged in Oil and Gas
  Exploration and Production

William A. Eckert, Jr.................................  75      1983          3,480              .07%
  Of Counsel to Keith, Clegg & Eckert,
  Attorneys at Law

James V. Kelley.......................................  45      1985          4,766              .09%
  Chairman of the Board, President and
  Chief Executive Officer of the Company

Roy E. Ledbetter......................................  65      1984         10,317(7)           .20%
  President and Chief Executive Officer
  of Highland Industrial Park, Inc.,
  A Subsidiary of Highland Resources, Inc.,
  principally engaged in Industrial Development

                                                                          AMOUNT AND
                                                                          NATURE OF           PERCENT
                  NAME AND BUSINESS                           DIRECTOR    BENEFICIAL            OF
                      EXPERIENCE                        AGE   SINCE(1)   OWNERSHIP(2)          CLASS
- ------------------------------------------------------  ---   --------   ------------         -------
Michael F. Mahony(8)..................................  50      1981         38,114(9)(10)       .74%
  Partner of Mahony & Yocum,
  Attorneys at Law

Richard H. Mason......................................  57      1983          1,054              .02%
  President of Gibraltar Energy Company,
  principally engaged in Oil and Gas
  Exploration and Production

Jack W. McNutt........................................  60      1990          8,000              .16%
  Retired Director, President and Chief
  Executive Officer of Murphy Oil Corporation,
  principally engaged in Oil and Gas
  Exploration and Production

William E. Morgan.....................................  68      1987         11,428(4)           .22%
  President of Warnock Furniture, Inc.,
  principally engaged in Furniture
  and Appliance Retailing

R. Madison Murphy(5)..................................  37      1989         57,478(11)         1.11%
  Chairman of the Board of Murphy Oil
  Corporation, principally engaged in Oil
  and Gas Exploration and Production

Robert C. Nolan(5)....................................  53      1982        161,622(10)(12)     3.13%
  Managing Partner of Munoco Company,
  principally engaged in Oil and Gas
  Exploration and Production

Paula M. O'Connor.....................................  79      1983         38,195(13)          .74%
  Investments

Katherine Patton Ozment...............................  71      1987        129,000(14)         2.50%
  Investments

Cal Partee, Jr.(3)....................................  50      1983         13,124              .25%
  Partner of Partee Flooring Mill, Oil and
  Timber Investments, principally engaged
  in Oil and Lumber Production

W. C. Partee(3).......................................  85      1983        145,068             2.81%
  Senior Partner of Partee Flooring Mill,
  Oil and Timber Investments, principally
  engaged on Oil and Lumber Production;
  Chairman of the Board of First National
  Bank of Magnolia

Chesley Pruet.........................................  80      1983         41,772(15)          .81%
  President and Chief Executive Officer of
  Chesley Pruet Drilling Co., principally
  engaged in Contract Drilling of Oil and
  Gas Wells

John D. Trimble, Jr...................................  63      1983         28,972              .56%
  Managing Partner of Trimble Properties,
  principally engaged in Oil and Other
  Investments

                                                                          AMOUNT AND
                                                                          NATURE OF           PERCENT
                  NAME AND BUSINESS                           DIRECTOR    BENEFICIAL            OF
                      EXPERIENCE                        AGE   SINCE(1)   OWNERSHIP(2)          CLASS
- ------------------------------------------------------  ---   --------   ------------         -------
Ralph C. Weiser.......................................  70      1986         38,544              .75%
  Partner of Weiser-Brown Operating Company,
  principally engaged in Oil and Gas
  Exploration and Production

Dr. David M. Yocum, Jr................................  73      1982         23,260(10)(16)      .45%
  Managing Partner of Alice-Sidney Oil Company,
  principally engaged in Oil Exploration
  and Production

All Nominees for Director and Executive Officers as a
  Group (22 Persons)..................................                      903,680            17.52%

- ---------------

NOTES:

 (1) All nominees have served as directors of the Company during their current term since May 24, 1994.

 (2) All shares of Common Stock are beneficially owned with investment and voting power, unless otherwise stated.

 (3) E. Larry Burrow is the son-in-law of W. C. Partee and the brother-in-law of Cal Partee, Jr. W. C. Partee is the father of Cal Partee, Jr. Winston Wilson, a director of First National Bank of Magnolia, is the brother-in-law of W. C. Partee and the uncle of Cal Partee, Jr.

 (4) Share totals exclude 126,034 shares owned of record by First Land & Investment Company. Messrs. Burrow and Morgan are directors and stockholders of First Land & Investment Company along with seven other directors of First Land & Investment Company, including Robert G. Dudley who serves as Secretary of the Company and President of First National Bank of El Dorado. Messrs. Burrow, Morgan and Dudley expressly disclaim beneficial ownership of such shares.

 (5) Claiborne P. Deming, R. Madison Murphy and Robert C. Nolan are first cousins of each other.

 (6) Claiborne P. Deming owned of record 119,060 shares; of such shares 19,724 were held by Mr. Deming as sole trustee of trusts for the benefit of his children who all live in his household and in which he disclaims any beneficial interest.

 (7) Share total excludes 33,516 shares owned of record by Highland Industrial Park, Inc. Roy E. Ledbetter, who is an officer of Highland Industrial Park, Inc., expressly disclaims beneficial interest in such shares.

 (8) Michael F. Mahony is the brother of Emon A. Mahony, Jr. who is a director of The City National Bank, Ft. Smith, Arkansas.

 (9) Michael F. Mahony and his wife owned either indirectly or of record 12,144 shares; 4,000 shares were held by Mr. Mahony as trustee for the benefit of his children, in which Mr. Mahony disclaims any beneficial interest; 21,970 shares were owned by Mr. Mahony as executor of the Estate of Mabel F. Mahony, and in which Mr. Mahony has a one-third beneficial interest.

(10) Share totals exclude 214,632 shares owned of record by First Land & Timber Corporation. Messrs. Mahony, Nolan and Yocum are directors and stockholders of First Land & Timber Corporation along with five other directors of First Land & Timber Corporation , including Robert G. Dudley who serves as Secretary of the Company and President of First National Bank of El Dorado. Messrs. Mahony, Nolan ,Yocum and Dudley expressly disclaim beneficial ownership of such shares.

(11) R. Madison Murphy and his wife owned either indirectly or of record 54,593 shares; of such shares 6,525 shares were held by R. Madison Murphy as trustee of trusts for the benefit of minor children; 690 shares were held by Mr. Murphy as trustee of trusts for the benefit of his minor nieces and nephews; 2,205 shares were held by others as trustees of trusts for the benefit of Mr. Murphy's minor children; 2,885 shares are owned of record by Mr. Murphy's wife; beneficial interest in all of such shares is expressly disclaimed by Mr. Murphy. Additionally, Mr. Murphy beneficially owns 4,380 shares by virtue of a residuary interest in a trust of which he is not a trustee.

(12) Robert C. Nolan owned of record 43,548 shares; Mr. Nolan as Trustee (with shared voting and investment power) controlled 118,074 shares; 13,356 shares of the indicated total are owned by Mr. Nolan's adult children and his minor grandson, beneficial interest in which is expressly disclaimed by Mr. Nolan.

(13) Paula M. O'Connor owned of record 1,056 shares; 37,139 shares were owned of record by Mrs. O'Connor, as trustee.

(14) Katherine Patton Ozment owned of record 408 shares; 128,592 shares that Mrs. Ozment has the right to vote were owned by her adult children and their children.

(15) Chesley Pruet owned of record 36,972 shares; 888 shares were owned of record by Mr. Pruet's wife; 3,912 shares were owned by Paula Pruet James and Ann Pruet Calhoon, Mr. Pruet's adult daughters, d/b/a Paula & Ann Company, in which Mr. Pruet has investment and voting power.

(16) Dr. David M. Yocum, Jr. owned 22,034 shares; of such shares 3,056 shares were held by Dr. Yocum and his wife as joint trustees for the benefit of their son; 1,226 shares were owned of record by Dr. Yocum's wife; 6,392 shares were owned of record by Alice-Sidney Oil Company.

DIRECTOR NOMINATION AND QUALIFICATION

     The Company's Bylaws currently provide that the Board of Directors may annually designate a standing nominating committee ("Nominating Committee"). Names of all proposed nominees for election at the next annual meeting of Stockholders are referred to the Nominating Committee for its consideration. The Nominating Committee makes such inquiry into the qualification of proposed nominees as it deems appropriate and annually reports its findings to the Board of Directors concerning the qualifications of proposed nominees and submits its recommended slate of nominees. In making such recommendations, the Nominating Committee does not discriminate based upon the sex, race or religion of any proposed nominee. If approved by the Board of Directors, the Nominating Committee's recommended slate of nominees becomes the Board of Directors' recommended slate of nominees. It is the policy of the Nominating Committee to consider nominees recommended by Stockholders. The procedure to be followed by any stockholder who desires to recommend a nominee for consideration by the Nominating Committee is the same as that procedure disclosed under the caption "Stockholders Proposals" on page 17 of this Proxy Statement.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal year 1994, the Company's Board of Directors held twelve (12) meetings. With the exception of Director Dr. David M. Yocum, each incumbent director attended more than 75% of the meetings of the Board or meetings of the committees of the Board held during the periods in which they served as members of the Company's Board of Directors.

     Executive Committee. The Board of Directors has a standing Executive Committee which is authorized to exercise all authority of the Board of Directors in the intervals between the meetings of the Board of Directors with respect to the business affairs of the Company. The members of the Executive Committee are Directors Grady E. DuPriest, James V. Kelley, Roy E. Ledbetter, Robert C. Nolan, Cal Partee, Jr., W. C. Partee, John D. Trimble, Jr., and Dr. David M. Yocum, Jr. During fiscal year 1994, the Executive Committee met twelve
(12) times. With the exception of Dr. David M. Yocum, each Director attended more than 75% of the meetings.

     Compensation, ESOP and Benefits Committee. The Board of Directors has a standing Compensation, ESOP and Benefits Committee which formulates policies and procedures with respect to compensation and benefits. The members of the Compensation, ESOP and Benefits Committee are Directors E. Larry Burrow, Claiborne P. Deming, Richard H. Mason and Robert C. Nolan. The functions of this Committee are (1) to review, approve and recommend to the Board salaries of all officers of the Company and of its wholly-owned banking subsidiaries; (2) to review, approve and recommend to the Board annually the aggregate amount to be expended as annual bonuses to executive officers of the Company and its wholly-owned banking subsidiaries; and (3) to review, oversee and approve the employee benefit plans of the Company. During fiscal year 1994, the Committee met three (3) times.

     Audit Committee. The Board of Directors has a standing Audit Committee which oversees the internal and external audit functions. The members of the Audit Committee are Directors E. Larry Burrow, Michael F. Mahony, William E. Morgan, R. Madison Murphy, and John D. Trimble, Jr. The functions of the Audit Committee are (1) to review and examine the internal control, compliance and accounting operating systems of the Company and its subsidiary banks; (2) to recommend to the Board any changes in policy deemed necessary as a result of this review; and (3) to recommend to the Board and Stockholders the appointment of the Company's external audit firm. During fiscal year 1994, the committee met four (4) times.

     Nominating Committee. The Board of Directors has a standing Nominating Committee, the sole function of which is to nominate candidates to the Board of Directors. The members of the Nominating Committee are Directors William A. Eckert, Jr., John D. Trimble, Jr., Ralph C. Weiser, and Dr. David M. Yocum, Jr. During fiscal year 1994, the Nominating Committee met two (2) times.

     Asset-Liability Committee. The Board of Directors has a standing Asset-Liability Committee which reviews and examines the asset-liability sensitivity of each subsidiary bank and reports its findings to the Board. The members of the Asset-Liability Committee are Directors James V. Kelley, Richard
H. Mason, and John D. Trimble, Jr. During fiscal year 1994, the Asset-Liability Committee did not meet.

COMPENSATION OF DIRECTORS

     All members of the Board of Directors of the Company other than executive officers are paid a retainer of $300 per month in addition to a fee of $200 per meeting for all regular and special meetings of the Board which they attend. Members of the Board serving on Board committees are paid a fee of $75 for each meeting they attend.

     Directors receive no other cash or cash-equivalent forms of remuneration solely in their capacities as directors of the Company or its subsidiaries. Officers of the Company and its subsidiaries who also serve on the Company's Board are not paid a fee for serving in the capacity of director. The total cost to the Company for such fees during 1994 was $115,625.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock must file reports of ownership and changes of ownership in the Company with the Securities and Exchange Commission and the National Association of Securities Dealers pursuant to
Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act"). Additionally, Item 405 of Regulation S-K under the Act requires the Company to identify in its proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Based exclusively on information provided to the Company by individual executive officers and directors, the Company believes that before and during fiscal year 1994, all filing requirements applicable to executive officers and directors have been made in compliance with Section 16(a) and the rules promulgated thereunder.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen LLP, certified public accountants, serve as the Company's independent auditors for the fiscal year ending December 31, 1995, and the Board of Directors has directed that such appointment be submitted to the Stockholders at the Meeting for their ratification and approval thereof. The Company has been advised by Arthur Andersen LLP that neither it nor any of its partners or associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. If the foregoing appointment is rejected by the Stockholders, the Board of Directors will appoint an independent auditor to serve for the fiscal year ending December 31, 1995, whose appointment to serve for any period subsequent to the 1996 Annual Meeting shall be subject to Stockholders' approval at such Annual Meeting.

     Representatives of Arthur Andersen LLP will be present at the Meeting, will have an opportunity to make a statement to the Stockholders, if desired, and will be available to respond to appropriate questions from Stockholders.

     In connection with its audit of the books and accounts of the Company for the fiscal year ended December 31, 1994, Arthur Andersen LLP examined the Company's annual consolidated financial statements, performed a review of its consolidated annual and quarterly filings with the Securities Exchange Commission, and consulted with the Company concerning other accounting and certain tax matters.

     THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION, ESOP AND BENEFITS COMMITTEE

     In order to enhance disclosure of the Company's policy toward executive compensation and to comply with the rules of the Securities and Exchange Commission, the Compensation, ESOP and Benefits Committee ("Committee"), in their capacity as such Committee, submits the following report addressing the Company's policy toward executive compensation as it relates to the named executive officers for fiscal year 1994.

  Compensation Policy

     The executive compensation policy of the Company is to compensate executives in a manner where a reasonable relationship exists between the maximization of corporate earnings and executive pay. The Company's compensation program creates an incentive to improve overall performance relative to other financial institutions within the Company's peer group. However, the Company does not seek to provide executives with incentives to take undue risk and thereby impair the Company's financial strength. The goal of the Company's policy is to retain and motivate key employees with bonuses based upon individual bank performance and initiatives as well as the Company's performance. The Company's performance is primarily measured by internal goals and performance levels compared to industry peers. If the Company achieves or exceeds internal goals and industry performance levels, executive compensation normally will be higher than in years where such goals and levels are not achieved. In order to attract and retain highly qualified executives the Company maintains an Employee Stock Ownership Plan and an Equity Participation Plan which ensures that such executives will have a long-term stake in the success of the Company.

  Measures of Performance

     The Committee measures the Company's performance by examining earnings per share, return on assets and the level of nonperforming loans and assets. A further analysis is done by comparing these factors with the Company's internal goals, prior year's performance and peer group averages. The Company's revenues in fiscal year 1994 were derived almost exclusively from the commercial banking industry. Therefore, the Company measured its performance against a peer industry average index comparing itself and its banks to commercial banks which most closely resemble the Company's banks in asset size.

  Executive Compensation

     The Company's executive compensation program for fiscal year 1994 consisted of (1) annual base salary, adjusted from fiscal year 1993, (2) executive bonus based on the performance measures described above, (3) contributions to the Company's Employee Stock Ownership Plan and (4) contributions to whole life insurance policies for selected executives. The Committee feels that the above named types of compensation provide an effective incentive for executives.

     The Company's management was focused in their pursuit of maximizing earnings and maintaining a low level of non-performing assets which resulted in a significantly better 1994 performance. Notwithstanding the performance-based criterion noted in the preceding paragraph, various other factors are considered in determining the appropriate level of executive compensation. Other factors may include cost of living adjustments, as well as the individual's past performance and potential with the Company.

     The Committee has awarded executive compensation based upon the Company's performance and believes that this correlation results in an enhanced synergy between corporate goals and the interests of shareholders. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that the level of executive compensation in fiscal year 1994 is reflective of the foregoing compensation policy and performance goals of the company.

  Compensation of Chief Executive Officer

     The Company increased Mr. Kelley's base salary to $200,000 in 1994. Mr. Kelley's salary is considered appropriate by the Committee based upon his years of experience in this position. Additionally, the Committee considered Mr. Kelley's salary to be competitive when compared to other financial institutions within the Company's peer group.

     Mr. Kelley was awarded an annual bonus of $78,750 for 1994. The Committee considered the 3% increase in market value of the Company's Common Stock during 1994 as well as the 6% increase in earnings per share, the 12.87% return on equity and the 1.24% return on assets sufficient to merit the granting of his bonus.

                                            Respectfully Submitted,

                                            Compensation, ESOP and Benefits
                                            Committee

                                            /s/  ROBERT C. NOLAN, Chairman

                                            /s/  E. LARRY BURROW

                                            /s/  RICHARD H. MASON

                                            /s/  CLAIBORNE P. DEMING

STOCK PERFORMANCE

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1994 with the cumulative total returns on the S&P 500 Index and the NASDAQ Financial Stocks Index. The comparison assumes $100 was invested on December 31, 1989, in the Company's Common Stock and in each of the foregoing indices with reinvestment of the dividends.

                                 First United                      Dow Jones
      Measurement Period          Bancshares,         S&P 500       Regional
    (Fiscal Year Covered)            Inc.             Index        Banks Index
    ---------------------        -------------       ---------    -------------
1989                                    100.00          100.00          100.00
1990                                     97.33           96.88           71.02
1991                                    108.12          126.42          122.30
1992                                    215.13          136.08          164.82
1993                                    250.35          149.80          173.81
1994                                    263.04          151.78          173.27

COMPENSATION OF MANAGEMENT

     The Company does not directly compensate the officers and management for serving in that capacity. Compensation is provided by First National Bank of El Dorado, El Dorado, Arkansas ("El Dorado"), First National Bank of Magnolia, Magnolia, Arkansas ("Magnolia"), The Merchants and Planters Bank, N.A., Camden, Arkansas ("Camden") , The City National Bank, Ft. Smith, Arkansas ("Ft. Smith"), Commercial Bank at Alma, Alma, Arkansas ("Alma"), First Stuttgart Bank and Trust Co., Stuttgart, Arkansas ("Stuttgart"), and The Bank of North Arkansas, Melbourne, Arkansas ("Melbourne") the wholly-owned banking subsidiaries of the Company. However, the Company does reimburse each such wholly-owned or controlled banking subsidiary for the Company's officer remuneration, which amount of reimbursement is set by the Company's Board of Directors. The Company does compensate its directors for serving in that capacity as discussed below. The following information reflects compensation, remuneration and transactions with the Company, El Dorado, Magnolia and Ft. Smith for the period beginning January 1, 1994, and ending December 31, 1994. The following table sets forth the compensation paid by the Company, El Dorado, Magnolia and Ft. Smith during the fiscal year 1994 to the highest paid executive officers of the Company and to all named executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL                          LONG-TERM
                                                      COMPENSATION                     COMPENSATION
                                           -----------------------------------   -------------------------
                                                                     OTHER       RESTRICTED
                               FISCAL                                ANNUAL        STOCK       SECURITIES     ALL OTHER
                             YEAR ENDED                           COMPENSATION    AWARD(S)     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION  DECEMBER 31   SALARY($)   BONUS($)    (1)(2)($)        ($)        OPTIONS(#)     ($)(3)(4)
- ---------------------------  -----------   ---------   --------   ------------   ----------   ------------   ------------
James V. Kelley                  1994       200,000     78,750        3,403        16,848(5)      4,832(6)       8,777
President, Chairman, Chief       1993       180,000     70,000        3,403                                     13,523
Executive Officer and            1992       170,000     50,000        3,403                                     12,946
Director of the Company
Robert L. Jones                  1994       135,000     25,000        1,170           N/A           N/A          7,781
President, Chief Executive       1993       127,350     25,600        1,170                                      7,310
Officer and                      1992       122,000     25,600          N/A                                      7,892
Director of Magnolia
Robert G. Dudley                 1994        99,000     11,000        8,027           N/A           N/A          6,494
President and Director of        1993        94,500     13,000        8,027                                      6,134
El Dorado;                       1992        90,500     12,650        8,027                                      6,442
Secretary of the Company
Jim N. Harwood                   1994       135,000     30,000          N/A           N/A           N/A          7,832
President, Chief Executive       1993       117,200     11,900          N/A                                      6,134
Officer and Director             1992        85,000     11,900          N/A                                      5,501
of Ft. Smith

- ---------------

NOTES:

(1) El Dorado provides whole life insurance policies for the benefit of Messrs. Kelley and Dudley. For the year ended December 31, 1994 the amounts paid by El Dorado for the policies for Messrs. Kelley and Dudley were, respectively, $3,403 and $8,027. This compensation is included within the Other Annual Compensation Column. Magnolia provides a cost of life insurance policy for Mr. Jones. For the year ended December 31, 1994, the amount paid on behalf of Mr. Jones was $1,170. This compensation is included within the Other Annual Compensation Column.

(2) Amounts representing certain personal benefits are not included in this table. The Company and its subsidiaries have a policy of providing country club services and automobiles to certain officers. The key employees of these benefits are selected by the respective subsidiaries' Boards of Directors. In the Company's estimation, the dollar amount of such items for the personal benefit of each named individual does not exceed ten percent (10%) of the aggregate compensation for any individual.

(3) The Company contributed cash contributions to an employee stock ownership plan ("ESOP") during fiscal year 1994 which is included as All Other Compensation. The Company makes cash contributions to the ESOP for the purchase of the Company's Common Stock for the benefit of covered employees. All employees over 20 and one-half years of age who have six months service with the Company and work 1,000 hours or more per year are covered by the ESOP. Contributions to the ESOP are discretionary. The Board of Directors determines the contribution each year up to a maximum of 15% of covered compensation. Each covered employee is allocated the same percentage of covered compensation. For the year ended December 31, 1994, the amount of the Company's contribution allocated to the accounts of Messrs. Kelley, Jones, Dudley and Harwood were, respectively $8,777, $7,781, $6,494 and $7,832.

(4) Contributions for officers to the Company's pension plan are not included in the above table since they cannot readily be individually calculated by the regular actuaries for the plan. However, current compensation covered by the plan does not differ by more than ten percent (10%) from the covered compensation set forth in the annual compensation columns of the Summary Compensation Table for any named executive officer. Covered compensation covers basic compensation and bonuses or incentive compensation paid to all plan participants. The following table sets forth the annual life annuity, payable under the qualified pension plan to participating employees in the specified remuneration and years of service classification. The benefits provided by the pension plan are computed on a straight life annuity basis and are subject to a deduction for social security benefits.

                               PENSION PLAN TABLE
                SCHEDULE OF ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                         YEARS OF SERVICE
                FINAL AVERAGE          ----------------------------------------------------
                COMPENSATION              10         15         20         25         30
        -----------------------------  --------   --------   --------   --------   --------
         $ 20,000....................  $  2,400   $  3,600   $  4,800   $  6,000   $  7,200
         $ 30,000....................  $  3,930   $  5,859   $  7,860   $  9,825   $ 11,789
         $ 50,000....................  $  7,719   $ 11,579   $ 15,438   $ 19,298   $ 23,157
         $ 80,000....................  $ 13,705   $ 20,588   $ 27,410   $ 34,263   $ 41,115
         $100,000....................  $ 17,705   $ 26,558   $ 35,410   $ 44,263   $ 53,115
         $150,000....................  $ 27,705   $ 41,558   $ 55,410   $ 69,263   $ 83,115

     The final average compensation is averaged over the highest three (3) consecutive years of employment. Benefits commence at age 65, the normal retirement date, and continue for the lifetime of the participant, with 120 payments guaranteed. The estimated credited years of service for Mr. Kelley, Mr. Jones, Mr. Dudley and Mr. Harwood are 10, 11, 34 and 6, respectively.

(5) A restricted option for 537 shares of the Company's Common Stock was granted to the indicated executive officer. Shares of the Company's Common Stock subject to the restricted option may be acquired at no cost by the executive officer. Restricted options vest cumulatively over a four year period, beginning one year following the date of the grant. Vesting occurs 100% four years after the date of the grant. The closing market price of the Company's unrestricted Common Stock on the date of the grant was $31.375 resulting in a dollar value of $16,848.

(6) In 1994, a non-statutory option for 4,832 shares of the Company's Common Stock was granted to the indicated executive officer. Such grant was made at 95% of the stock's current fair value at date of grant or $28.50 per share. Non-statutory options vest cumulatively over a four (4) year period, beginning one year following the date of the grant. Vesting occurs twenty-five percent (25%) per year up to one hundred percent (100%) vesting four (4) years after the date of the grant.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS

     The following table sets forth the nature and extent of ownership of the Common Stock of the Company by the named executive officers as of February 1, 1995 and other information regarding the named executive officers of the Company.

                                                     OFFICER         AMOUNT AND NATURE         PERCENT
            NAME OF BENEFICIAL OWNER          AGE    SINCE(1)    OF BENEFICIAL OWNERSHIP(2)    OF CLASS
    ----------------------------------------  ---    --------    --------------------------    --------
    James V. Kelley.........................  45       1987                 4,766(3)             *
      President, Chairman, Chief Executive
      Officer and Director of the Company
    Robert L. Jones.........................  59       1991                 3,504(4)             *
      President, Chief Executive Officer and
      Director of Magnolia
    Robert G. Dudley........................  62       1985                 5,045(5)             *
      President and Director of El Dorado;
      Secretary of the Company
    Jim N. Harwood..........................  55       1993                 1,857(6)             *
      President, Chief Executive Officer and
      Director of Ft. Smith

- ---------------

 * Percentage of shares of Common Stock held is less than one percent (1%) of the issued and outstanding shares of Common Stock of the Company.

NOTES:

(1) The year indicated represents the year in which the officer commenced service in his present position. Robert G. Dudley has served as Secretary of the Company since 1983 and as President and Director of El Dorado since 1985. All officers of the Company have served in such capacity, as disclosed, since May 24, 1994.

(2) All shares listed represent Common Stock held in the company and are owned of record with beneficial ownership thereof except as described in certain of the following notes.

(3) James V. Kelley owned of record 200 shares; 4,566 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Kelley had a beneficial interest.

(4) Robert L. Jones owned of record 200 shares; 3,304 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Jones had a beneficial interest.

(5) Robert G. Dudley owned of record 1,320 shares; 3,425 shares were owned of record by the Company's Employee Stock Ownership Plan in which Mr. Dudley had a beneficial interest; 300 shares were owned of record by Mr. Dudley's wife, beneficial interest in such shares is expressly disclaimed by Mr. Dudley. See footnotes (4) and (10) on page 5 of this Proxy Statement regarding shares owned of record by First Land & Timber Corporation and First Land & Investment Company, respectively. Mr. Dudley expressly disclaims beneficial ownership in such shares.

(6) Jim N. Harwood owned of record 674 shares; 1,177 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Harwood had a beneficial interest.

                             OPTION GRANTS IN 1994

     The following table shows information concerning stock options granted during 1994, as noted in the Summary Compensation Table, to the Company's Chief Executive Officer, which includes hypothetical realizable values for those options (assuming they were exercised at the end of the ten year term) and the hypothetical gain to all holders of Common Stock at the end of that ten year period, in each case assuming the Common Stock had achieved accumulative appreciation of 5% and 10% per year. None of the below described options were eligible to be exercised during 1994.

                                        INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUES AT ASSUMED
                        --------------------------------------------------         ANNUAL RATES OF STOCK APPRECIATION
                                          % OF                                             FOR OPTION TERM(3)
                                          TOTAL                              ----------------------------------------------
                          NUMBER OF      OPTIONS
                         SECURITIES      GRANTED                                      5%                      10%
                         UNDERLYING        TO       EXERCISE                 ---------------------   ----------------------
                           OPTIONS      EMPLOYEES     PRICE     EXPIRATION    STOCK       DOLLAR      STOCK       DOLLAR
         NAME           GRANTED(#)(2)    IN 1994    ($/SHARE)      DATE      PRICE($)    GAINS($)    PRICE($)    GAINS($)
- ----------------------- -------------   ---------   ---------   ----------   --------   ----------   --------   -----------
James V. Kelley........     4,832(4)       100%      $ 28.50    08/15/2004    46.375        86,572     74.00        219,856
                              537(5)       100%          -0-    08/15/2004    46.375        24,903     74.00         39,738
Dollar Gains of
  All First United
  Stockholders(1)......                                                                 $92,213,000             $234,724,000

- ---------------

(1) Total dollar gains are based on the indicated assumed annual rates of appreciation and calculated on the 5,158,772 shares of Common Stock outstanding as of December 31, 1994.

(2) There were no SARs granted to the Chief Executive Officer or any other executive officer in 1994.

(3) The potential realizable values represent future opportunity and have not been reduced to present value in 1994 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the SEC for illustration purposes, and these rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named executive officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full 10-year term of the options. For example, in order for the individuals named above who received options with an exercise price of $28.50 per share to realize the potential values set forth in the five percent and ten percent columns in the table above, the price per share of First United Common Stock would have to be approximately $46.375 and $74.00 respectively.

(4) In 1994, the Company granted Mr. Kelley, with regard to services for the Company, non-statutory options to purchase 4,832 shares of the Company's Common Stock at an exercise price of $28.50 per share, which options expire on August 15, 2004. The potential realizable value of such options at assumed annual rates of stock price appreciation for the option term of 5% and 10% would be $86,572 and $219,856, respectively.

(5) In 1994, the Company granted Mr. Kelley, with regard to services for the Company, restricted options to purchase 537 shares of the Company's Common Stock at no cost. Such options shall not be exercisable prior to the date five years, or after the date ten years, from the date such option was granted. The potential realizable value of such options at assumed annual rates of stock price appreciation for the option term of 5% and 10% would be $24,903 and $39,738, respectively.

               OPTION EXERCISES IN 1994 AND 1994 YEAR-END VALUES

     The following table shows information concerning stock option exercised in 1994 and the year-end value of unexercised options.

                                                        NUMBER OF SECURITIES
                            SHARES                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           ACQUIRED                        OPTIONS AT 1994            IN-THE-MONEY OPTIONS
                              ON           VALUE              YEAR-END                  AT 1994 YEAR-END
            NAME          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE($)
    --------------------  -----------   -----------   -------------------------   ----------------------------
    James V. Kelley.....      -0-           -0-               -0-/5,369                    -0-/24,700

SEVERANCE AGREEMENT

     A 1992 Severance Agreement between the Company, El Dorado and James V. Kelley provides for severance payments to Mr. Kelley in the event his employment terminates under certain conditions within two years of a change in control of the Company, as defined in the Agreement. In the event of a covered termination Mr. Kelley shall be entitled to receive total cash payments equal to twice his annual salary plus normal bonuses. Such payments shall be payable in equal monthly installments for twenty-four months, with an additional amount equal to the monthly payment times an annual increase in the Urban Consumer Price Index payable during the second twelve month period. Mr. Kelley would also be entitled to receive in twenty-four monthly installment cash payments equal to (i) the amount of any accrued but unvested benefits under any defined benefit or defined contribution employee benefit plan forfeited as a result of the termination,
(ii) the increase in Mr. Kelley's accrued benefit under any defined benefit plan during the plan year preceding termination and (iii) the average of contributions allocated to Mr. Kelley's account under any defined contribution plan during the two plan years preceding termination. The Company would be obligated for twenty-four months after termination to provide insurance coverages for Mr. Kelley and his beneficiaries equivalent to those provided by the Company and in effect at the time of termination.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with officers of the Company and El Dorado, Magnolia, Camden, Ft. Smith, Alma, Stuttgart and Melbourne; directors of the Company and El Dorado, Magnolia, Camden, Ft. Smith, Alma, Stuttgart and Melbourne; associates of such persons and principal Stockholders. Loans made to this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $12.856 million as of December 31, 1994, which represents 12% of the Company's equity capital. Such transactions have been on similar terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any favorable features.

     Storeroom, a limited liability company in which Mr. William A. Eckert, Jr. is an owner, received a loan from Magnolia in August, 1986, in the principal amount of $101,372 at an annual interest rate of seven percent (7%). The largest amount of outstanding indebtedness during 1994 was $105,760. On December 31, 1994, the outstanding indebtedness was $71,973. The loan was made on similar terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any other features favorable to Storeroom.

     Michael F. Mahony is a partner in the law firm of Mahony & Yocum, El Dorado, Arkansas. The Company retained such law firm as counsel for El Dorado during fiscal year 1994. Such firm received legal fees from El Dorado based upon an hourly basis at rates comparable to those prevailing in the market.

     William A. Eckert is of counsel with the law firm of Keith, Clegg & Eckert. Magnolia retained such law firm as counsel during fiscal year 1994. Such firm received legal fees from Magnolia based upon an hourly basis at rates comparable to those prevailing in the market.

     First Land & Timber Corporation ("FLT"), of which Robert G. Dudley serves as President and director and Michael F. Mahony, Robert C. Nolan and Dr. David
M. Yocum also serve as directors, leases certain real and personal property to El Dorado on an annual basis composed of the parking lot at the main bank; ground leases on real property occupied by the east and west motor bank branch locations; and personal property leases on telephone equipment.

     Paula and Ann Company, a general partnership composed of Paula Pruet James and Ann Pruet Calhoon, adult daughters of Chesley Pruet, (a director of the Company) made an unsecured loan to the Company on August 15, 1988 in order to provide a portion of the funds necessary to acquire First City Corp. (which was the holding company that owned The City National Bank of Ft. Smith). The loan was for five million dollars ($5,000,000), at an annual interest rate equal to three-eighths of one percent (.375%) below the

Citibank, N.A. Prime Interest Rate. Interest was payable in quarterly installments until August 15, 1994, at which time the full amount of principal and interest was due and payable. The Company solicited, received and considered alternative loan proposals from no less than two commercial lending institutions. Upon comparison with other loan proposals, a disinterested Board of Directors of the Company resolved that the loan proposal of Paula and Ann Company was in the best interest of, and fair to, the Company. Mr. Pruet owns no interest, direct or indirect, in Paula and Ann Company, nor did Mr. Pruet participate in the discussion, consideration or voting pertaining to this loan. On August 15, 1994, the loan was renewed for the full principal amount of $5,000,000 for a term of three (3) years at an annual rate of interest that is equal to 1.20 (120 basis points) above the 30-day LIBOR Interest Rate. Again, upon comparison with other loan proposals, a disinterested Board of Directors of the Company resolved that the loan renewal proposal was in the best interest of, and fair to, the Company. Again, Mr. Pruet did not participate in the discussion, consideration or voting pertaining to the renewal of the loan.

     Highland Industrial Park, Inc. ("Highland"), of which Roy E. Ledbetter is an officer, leases land to Camden on which its east Camden branch is located. During fiscal year 1994, Camden paid rental to Highland of approximately $7,000.

     Parsimonious, Inc., an Arkansas corporation, of which Ralph C. Weiser is a beneficial owner of more than ten percent (10%) of the corporation's issued and outstanding common stock received a line of credit from Magnolia on April 1, 1992 in the principal amount of six hundred thousand dollars ($600,000). The largest amount of indebtedness outstanding during fiscal year 1994 was $660,000 at an annual interest rate of seven percent (7%). On October 14, 1994 the outstanding indebtedness was paid in full. The line of credit was made on similar terms, including interest rates and collateral requirements as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any favorable features to Parsimonious, Inc.

     John-Clai Company, a general partnership in which Claiborne Deming is a general partner received a loan from El Dorado on October 29, 1987 in the principal amount of $544,395 at a variable rate of interest tied to the First National Bank of El Dorado Base Rate for the purpose of financing a transaction in which John-Clai Company acquired real estate. The largest amount of indebtedness outstanding at any time during fiscal year 1994 was $464,395 and as of December 31, 1994 the outstanding indebtedness was $399,395. The loan was made on similar terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any other features favorable to John-Clai Company.

     Robert L. Jones, the chief executive officer of Magnolia, received a loan from Magnolia for the purchase of a residence. The largest amount of indebtedness outstanding at any time during fiscal year 1994 was $79,066 and as of December 31. 1994, the outstanding indebtedness was $75,234. The loan was made on similar terms, including 6.625% as the rate of interest charged thereon and being collateralized by a first mortgage lien on Mr. Jones' residence, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any other features favorable to Mr. Jones.

     R. Madison Murphy, a director of the Company, received a loan from El Dorado for the purchase of a residence. The largest amount of indebtedness outstanding at any time during fiscal year 1994 was $169,864.12 and as of December 31, 1994, the outstanding indebtedness was $146,300.79. The loan was made on similar terms, including a variable rate of interest tied to the First National Bank of El Dorado Base Rate charged thereon and being collateralized by a first mortgage lien on Mr. Murphy's residence, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any other features favorable to Mr. Murphy.

     Stephens Inc., a registered broker-dealer owned by the Stephens family provided brokerage services through one brokerage account to the trust department of Ft. Smith during 1994, earning commissions on activity within that account of approximately $62,914. Various Stephens' entities, trusts and family members hold 15.43% of the Company's Common Stock in trust. See footnote 1 on page 2 of this Proxy Statement.

     On June 21, 1994, Arkansas Oklahoma Gas Co. received a line of credit from Ft. Smith in the principal amount of $5,000,000 at a variable rate of interest which is calculated as 0.25% minus the New York Prime Rate (interest adjusted and paid quarterly). The largest amount of indebtedness in 1994 was $3,800,000 and as of January 31, 1995, the outstanding indebtedness was $4,700,000. The W.R. Stephens, Jr. Trust and Elizabeth Ann Stephens Campbell Revocable Trust each own 33 1/3% of the shares of A.O.G. Corporation, which is a 100% owner of Arkansas Oklahoma Gas Co. See footnote 1 on page 2 of this Proxy Statement.

                                 ANNUAL REPORT

     The Annual Report to Stockholders for the fiscal year ended December 31, 1994, including financial statements and other matters of interest to Stockholders accompanies this Proxy Statement or has been previously mailed to you. Stockholders are referred to such Report for financial information about the activities of the Company, but such report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH A REQUEST SHOULD BE ADDRESSED TO JOHN
E. BURNS, CHIEF FINANCIAL OFFICER, FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730, TELEPHONE (501) 863-3181.

                                 OTHER MATTERS

     So far as is now known to the management of the Company, there is no business other than that described herein to be presented to the Stockholders for action at the Meeting. Should other business properly come before the Meeting, votes may be cast pursuant to proxies with respect to any such business in the best judgment of the person acting under the proxies.

                             STOCKHOLDER PROPOSALS

     The 1996 Annual Meeting of Stockholders is presently scheduled to be held May 21, 1996. Any stockholder of the Company who wishes to have a proposal presented in the Company's Proxy Statement for such Meeting must deliver such proposal in writing in accordance with Rule 14a-8 promulgated under the Exchange Act , addressed to Mr. Robert G. Dudley, to the Company at its office at Main and Washington Streets, El Dorado, Arkansas 71730, not later than December 29, 1995.

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors of
                                         FIRST UNITED BANCSHARES, INC.


                                         /s/ ROBERT G. DUDLEY
                                         ROBERT G. DUDLEY
                                         Secretary

                         FIRST UNITED BANCSHARES, INC.
             MAIN AND WASHINGTON STREETS EL DORADO, ARKANSAS 71730

                   ANNUAL STOCKHOLDERS MEETING, MAY 23, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of FIRST UNITED BANCSHARES, INC., hereby constitutes and appoints ROBERT G. DUDLEY and JAMES V. KELLEY, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on March 14, 1995, at the Annual Meeting of Stockholders to be held on May 23, 1995, at 2:00 p.m., or at any and all adjournments thereof.

1. Proposal to elect the following nominees as directors of the Company.

           / / FOR            / / ABSTAIN            / / WITHHOLD AUTHORITY

E. Larry Burrow, Claiborne P. Deming, William A. Eckert, Jr., James V. Kelley, Roy E. Ledbetter, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, William
E. Morgan, R. Madison Murphy, Robert C. Nolan, Paula M. O'Connor, Katherine Patton Ozment, Cal Partee, Jr., W. C. Partee, Chesley Pruet, John D. Trimble, Jr., Ralph C. Weiser and Dr. David M. Yocum, Jr.

THE UNDERSIGNED STOCKHOLDER(S) MAY WITHHOLD AUTHORITY TO VOTE FOR ANY SINGLE NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE. IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED STOCKHOLDER(S) AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION FOR ANY NOMINEE, THIS SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company.

           / / FOR            / / AGAINST            / / ABSTAIN

                  (Continued and to be signed on reverse side)

- -------------------------------------------------------------------------------

                          (Continued from other side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                                Dated:
                                                      --------------------------
                                                          (signature)


                                                --------------------------------
                                                  (signature if jointly held)

                                                Please sign exactly as the name
                                                appears on your stock
                                                certificate(s). When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please sign in full
                                                corporate name and have signed
                                                by the president or other duly
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by the
                                                authorized person.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

      IF YOU PLAN ON ATTENDING THE ANNUAL STOCKHOLDERS MEETING IN PERSON,
             PLEASE INDICATE SO BY CHECKING THE FOLLOWING BOX. / /